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                                                                  EXHIBIT 4.6(c)

                       THIRD AMENDMENT TO CREDIT AGREEMENT

     THIS THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of December 17, 1999 ("Amendment"), amends the Credit Agreement dated as of February 13, 1996, as last amended on April 7, 1998 (as so amended, the "Credit Agreement"), between The PMI Group, Inc., a Delaware corporation (the "Company") and Bank of America National Trust and Savings Association (the "Bank"). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

     WHEREAS, the parties hereto have entered into the Credit Agreement, which provides for the Bank to extend certain credit to the Company from time to time; and

     WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree that effective as of the date hereof the Credit Agreement shall be amended as follows:

1. Article I Financial Covenants Section 7.11 of the Credit Agreement is hereby amended by deletion of the provision and the substitution therefor of the following provision:

          "Financial Covenants. The Company shall not permit:

          a) the Consolidated Net Worth to be less than $600,000,000;

          b) the Statutory Capital of PMI Mortgage Insurance Co. to be less than $675,000,000;

          c) the Risk to Capital Ratio of any Insurance Subsidiary to be greater than 23 to 1.

2. Except as amended herein, all other terms of the Credit Agreement remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first written.

                                             THE PMI GROUP, INC.

                                             By: /s/ Rossman
                                                --------------------------------
                                                Title:  VP, Treasurer


                                             By: /s/ John Lorenzen
                                                --------------------------------
                                                Title:  EVP & CFO


                                             BANK OF AMERICA, N.A.

                                             By: /s/ [ILLEGIBLE]
                                                --------------------------------
                                                Title:  Managing Director


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